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Exhibit 3(b)
                      AMENDED AND RESTATED

                             BY-LAWS

                               OF

                PHARMAKINETICS LABORATORIES, INC.

             Amended and Restated: January 20, 1998

                            ARTICLE I

                             OFFICES

     Section 1. The principal office shall be in the City of Baltimore, State of Maryland.

     Section 2. The corporation may also have offices at such other places both within and without the State of Maryland as the board of directors may from time to time determine or the business of the corporation may require.

                            ARTICLE II

                     MEETINGS OF STOCKHOLDERS

     Section 1. Meetings of stockholders shall be held at the office of the corporation in the City of Baltimore, State of Maryland, or at any other place within the United States as shall be designated from time to time by the board of directors and stated in the notice of meeting or in a duly executed waiver of notice thereof.

     Section 2. Annual meetings of stockholders shall be held on a date fixed from time to time by the board of directors no later than the last day of the fifth month following the end of the fiscal year, provided notice of the date is duly set forth in the notice of the meeting. The annual meeting of stockholders shall be held for the purposes of electing a board of directors and for transacting such other business as may be properly brought before the meeting. Any business of the corporation may be transacted at the annual meeting without being specially designated in the notice, except such business as is specifically required by law to be stated in the notice. [As amended September 9, 1985 and January 20, 1998].

     Section 3. At any time in the interval between annual meetings, special meetings of the stockholders may be called by the board of directors or by the president.
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     Section 4.  Special meetings of stockholders shall be called by the secretary upon the written request of the holders of shares entitled to not less than twenty-five per cent of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. The secretary shall inform such stockholders of the reasonably estimated cost of preparing and mailing such notice of the meeting, and upon payment to the corporation of such costs the secretary shall give notice stating the purpose or purposes of the meeting to all stockholders entitled to notice at such meeting. No special meeting need be called upon the request of the holders of shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of the stockholders held during the preceding twelve months.

     Section 5. Not less than ten nor more than ninety days before the date of every stockholders' meeting, the secretary shall give to each stockholder entitled to vote at such meeting, and to each stockholder not entitled to vote who is entitled by statute to notice, written or printed notice stating the time and place of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, either by mail or by presenting it to him personally or by leaving it at his residence or usual place of business. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at his post-office address as it appears on the records of the corporation with postage thereon prepaid.

     Section 6. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

     Section 7. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum; but this section shall not affect any requirement under the statute or under the charter for the vote necessary for the adoption of any measure. If, however, such quorum shall not be present or represented at any meeting or the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.
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     Section 8.  A majority of the votes cast at a meeting of
stockholders, duly called and at which a quorum is present, shall be sufficient to take or authorize action upon any matter which may properly come before the meeting, unless more than a majority of the votes cast is required by the statute or by the charter.


     Section 9. Unless the charter provides otherwise, each outstanding share of stock having voting power shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders; but no share shall be entitled to vote if any installment payable thereon is overdue and unpaid. A stockholder may vote the shares owned of record by him either in person or by his duly authorized attorney-in-fact. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of stockholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. [As amended October 11, 1985].

     Section 10. Any action required or permitted to be taken at any meeting of stockholders may be taken without a meeting if a consent in writing setting forth such action is signed by all the stockholders entitled to vote on the subject matter thereof and any other stockholders entitled to notice of a meeting of stockholders but not to vote thereat have waived in writing any rights which they may have to dissent from such action, and such consent and waiver are filed with the records of stockholders meetings.

                            ARTICLE III

                             DIRECTORS

     Section 1. The number of directors of the corporation shall be fixed from time to time by resolution of the board of directors adopted by a majority of the entire board of directors then in office; provided, however, that the number of directors shall in no event be fewer than three except that the number of directors may be less than three if there are less than three stockholders and the number of directors is not less than the number of stockholders. The tenure of office of a director shall not be affected by any decrease in the number of directors so made by the board. At the first annual meeting of stockholders and at each annual meeting thereafter, the stockholders shall elect directors to hold office until the next annual meeting or until their successors are elected and qualify. Directors need

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not be stockholders in the corporation. [As amended September 9,
1985 and January 20, 1998.]

     Section 2. Any vacancy occurring in the board of directors for any cause other than by reason of an increase in the number of directors may be filled by a majority of the remaining members of the board of directors, although such majority is less than a quorum. Any vacancy occurring by reason of an increase in the number of directors may be filled by action of a majority of the entire board of directors. A director elected by the board of directors to fill a vacancy shall be elected to hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.

     Section 3. The business and affairs of the corporation shall be managed under the direction of its board of directors, which may exercise all of the powers of the corporation, except such as are by law or by the charter or by these bylaws conferred upon or reserved to the stockholders.

     Section 4. At any meeting of stockholders, duly called and at which a quorum is present, the stockholders may, by the affirmative vote of the holders of a majority of the votes entitled to be cast thereon, remove any director or directors from office and may elect a successor or successors to fill any resulting vacancies for the unexpired terms of removed directors.

               MEETINGS OF THE BOARD OF DIRECTORS

     Section 5. Meetings of the board of directors, regular or special, may be held at any place in or out of the State of Maryland as the board may from time to time determine.

     Section 6. The first meeting of each newly elected board of directors shall be held at such time and place as shall be fixed by the vote of the stockholders at the annual meeting, and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the stockholders to fix the time or place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

     Section 7. Regular meetings of the board of directors may be held without notice at such time and place as shall from time
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to time be determined by the board of directors.

     Section 8. Special meetings of the board of directors may be called at any time by the board of directors or the executive committee if one be constituted, by vote at a meeting, or by the president or by a majority of the directors or a majority of the members of the executive committee in writing with or without a meeting. Special meetings may be held at such place or places within or without Maryland as may be designated from time to time by the board of directors; in the absence of such designation such meetings shall be held at such places as may be designated in the call.

     Section 9. Notice of the place and time of every special meeting of the board of directors shall be served on each director or sent to him by mail, telegram, facsimile telecommunication or other reliable electronic means capable of producing a writing or by leaving the same at his residence or usual place of business at least two days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the director at his post-office address as it appears on the records of the corporation, with postage thereon prepaid. [As amended January 20, 1998.]

     Section 10. At all meetings of the board, a majority of the entire board of directors shall constitute a quorum for the transaction of business and the action of a majority of the directors present at any meeting at which a quorum is present shall be the action of the board of directors unless the concurrence of a greater proportion is required for such action by statute, the articles of incorporation or these bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may by a majority vote adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

     Section 11. Any action required or permitted to be taken at any meeting of the board of directors or of any committee thereof may be taken without a meeting, if a written consent to such action is signed by all members of the board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                     COMMITTEES OF DIRECTORS

     Section 12. The board of directors may appoint from among its members an executive committee and other committees composed of two or more directors, and may delegate to such committees,
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any of the powers of the board of directors except the power to declare dividends or distributions on stock, recommend to the stockholders any action which requires stockholder approval, amend the bylaws, approve any merger or share exchange which does not require stockholder approval or issue stock. However, if the board of directors has given general authorization for the issuance of stock, a committee of the board, in accordance with a general formula or method specified by the board of directors by resolution or by adoption of a stock option plan, may fix the terms of stock subject to classification or reclassification and the terms on which any stock may be issued. In the absence of any member of any such committee, the members thereof present at any meeting, whether or not they constitute a quorum, may appoint a member of the board of directors to act in the place of such absent members.

     Section 13. The committees shall keep minutes of their proceedings and shall report the same to the board of directors at the meeting next succeeding, and any action by the committees shall be subject to revision and alteration by the board of directors, provided that no rights of third persons shall be affected by any such revision or alteration.

                     COMPENSATION OF DIRECTORS

     Section 14. Directors, as such, shall not receive any stated salary for their services but, by resolution of the board, a fixed sum, and expenses of attendance, if any, may be allowed to directors for attendance at each regular or special meeting of the board of directors, or of any committee thereof, but nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

                            ARTICLE IV

                             NOTICES

     Section 1. Notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the corporation. Notice may also be left at the residence or usual place of business of a director or stockholder. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to directors and stockholders may also be given, to the extent permitted by applicable law, by telegram, facsimile telecommunication or other reliable electronic means capable of producing a writing. [As amended January 20, 1998.]

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     Section 2.  Whenever any notice of the time, place or
purpose of any meeting of stockholders, directors or committee is required to be given under the provisions of the statute or under the provisions of the charter or, these bylaws, a waiver thereof in writing, signed by the person or persons entitled to such notice and filed with the records of the meeting, whether before or after the holding thereof, or actual attendance at the meeting of stockholders in person or by proxy, or at the meeting of directors or committee in person, shall be deemed equivalent to the giving of such notice to such persons.

                            ARTICLE V

                             OFFICERS

     Section 1. The officers of the corporation shall be chosen by the board of directors and shall be a president, a chairman of the board, a vice-president, a secretary and a treasurer. The president and chairman of the board shall be selected from among the directors. The board of directors may also choose additional vice-presidents, and one or more assistant secretaries and assistant treasurers. Two or more offices, except those of president and vice-president, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law, the charter or these bylaws to be executed, acknowledged or verified by two or more officers. [As amended September 9, 1985].

     Section 2. The board of directors at its first meeting after each annual meeting of stockholders shall choose a president and a chairman of the board from among the directors, and shall choose one or more vice-presidents, a secretary and a treasurer, none of whom need be a member of the board. [As amended September 9, 1985].

     Section 3. The board of directors may appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

     Section 4. The salaries of all officers and agents of the corporation shall be fixed by the board of directors.

     Section 5. The officers of the corporation shall serve for one year and until their successors are chosen and qualify. Any officer or agent may be removed by the board of directors whenever, in its judgment, the best interests of the corporation
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will be served thereby, but such removal shall be without
prejudice to the contractual rights, if any, of the person so removed. If the office of any officer becomes vacant for any reason, the vacancy shall be filled by the board of directors.

                            THE PRESIDENT

     Section 6. The president shall be the chief executive officer of the corporation; he shall preside at all meetings of the stockholders and directors, shall have general and active management of the business of the corporation, and shall see that all orders and resolutions of the board are carried into effect.

     Section 7. He shall execute in the corporate name all authorized deeds, mortgages, bonds, contracts or other instruments requiring a seal, under the seal of the corporation, except in cases in which the signing or execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

                     THE CHAIRMAN OF THE BOARD

     Section 8. The chairman of the board, in the absence or disability of the president, shall preside at all meetings of the stockholders and directors and shall see that all orders and resolutions of the board are carried into effect. [As adopted September 9, 1985].

     Section 9. He shall, in the absence or disability of the president, when authorized by resolution of the board of directors, perform the duties and exercise the powers of the president, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. [As adopted September 9, 1985].

                          VICE-PRESIDENTS

     Section 10. The vice-president, or if there shall be more than one, the vice-presidents in the order determined by the board of directors, shall, in the absence or disability of the president and the chairman of the board, perform the duties and exercise the powers of the president and the chairman of the board, and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe. [As amended September 9, 1985].

              THE SECRETARY AND ASSISTANT SECRETARIES

     Section 11. The secretary shall attend all meetings of the board of directors and all meetings of the stockholders and
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record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors or president or chairman of the board, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of an assistant secretary. [As amended September 9, 1985].

     Section 12. The assistant secretary, or if there be more than one, the assistant secretaries in the order determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

             THE TREASURER AND ASSISTANT TREASURERS

     Section 13. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

     Section 14. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the president and the board of directors, at its regular meetings, or when the board of directors or the president so requires, an account of all his transactions as treasurer and of the financial condition of the corporation.

     Section 15. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

     Section 16. The assistant treasurer, or if there shall be more than one, the assistant treasurers in the order determined
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by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the board of directors may from time to time prescribe.

                            ARTICLE VI

                        CERTIFICATES OF STOCK

     Section 1.  Each stockholder shall be entitled to a
certificate or certificates which shall represent and certify the number and kind and class of shares owned by him in the corporation. Each certificate shall be signed by the president or a vice-president and countersigned by the secretary or an assistant secretary or the treasurer or an assistant treasurer and may be sealed with the corporate seal.

     Section 2. The signatures may be either manual or facsimile signatures and the seal may be either facsimile or any other form of seal. In case any officer who has signed any certificate ceases to be an officer of the corporation before the certificate is issued, the certificate may nevertheless be issued by the corporation with the same effect as if the officer had not ceased to be such officer as of the date of its issue. Each stock certificate shall include on its face the name of the corporation, the name of the stockholder and the class of stock and number of shares represented by the certificate. If the corporation has authority to issue stock of more than one class, the stock certificate shall contain on its face or back a full statement or summary of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class which the corporation is authorized to issue and if the corporation is authorized to issue any preferred or special class in series, the differences in the relative rights and preferences between the shares of each series to the extent they have been set, and the authority of the board of directors to set the relative rights and preferences of subsequent series. In lieu of such full statement or summary, there may be set forth upon the face or back of the certificate a statement that the corporation will furnish to any stockholder upon request and without charge, a full statement of such required information. Every stock certificate representing shares of stock which are restricted as to transferability by the corporation shall contain a full statement of the restriction or state that the corporation will furnish information about the restriction to the stockholder on request and without charge. A stock certificate may not be

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issued until the stock represented by it is fully paid except to the extent permitted by Section 2-206 or successor provisions of the Maryland General Corporation Law. [As amended January 20,
1998.]

                        LOST CERTIFICATES

     Section 3. The board of directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been stolen, lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be stolen, lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such stolen, lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and to give the corporation a bond, with sufficient surety, to the corporation to indemnify it against any loss or claim which may arise by reason of the issuance of a new certificate.

                    TRANSFERS OF STOCK

     Section 4. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

             RECORD DATE; CLOSING OF TRANSFER BOOKS

     Section 5. The board of directors may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of stockholders, or stockholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of stockholders for any other proper purpose. Such date, in any case, shall be not more than sixty days, and in the case of a meeting of stockholders not less than ten days, prior to the date on which the particular action requiring such determination of stockholders is to be taken. In lieu of fixing a record date, the board of directors may provide that the stock transfer books shall be closed for a stated period but not to exceed, in any case, twenty days. If the stock transfer books

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are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such books shall be closed for at least ten days immediately preceding such meeting. [As amended September 19, 1988].

                   REGISTERED STOCKHOLDERS

     Section 6. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Maryland.

                            ARTICLE VII

                          INDEMNIFICATION

     The corporation shall indemnify a director and/or officer of the corporation in connection with any proceeding to the fullest extent permitted by and in accordance with Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland as amended from time to time (as adopted November 4, 1983).

                            ARTICLE VIII

                         GENERAL PROVISIONS

                              DIVIDENDS

     Section 1. Dividends upon the capital stock of the corporation, subject to the provisions of the charter, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in its own shares, subject to the provisions of the statute and of the charter.

     Section 2. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may modify or abolish any such reserve in the manner in which it was created.
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     Section 3. Intentionally left blank. [Repealed on January
20, 1998].

                            CHECKS

     Section 4. All checks, drafts, and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the corporation shall be signed by such officer or officers as the board of directors may from time to time designate.

                          FISCAL YEAR

     Section 5. The fiscal year of the corporation shall be fixed by resolution of the board of directors.

                           SEAL

     Section 6. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words "Corporate Seal, Maryland." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                        STOCK LEDGER

     Section 7. The corporation shall maintain at its principal office or at the offices of the transfer agent of the corporation, appointed by the board of directors from time to time, an original stock ledger or a duplicate thereof containing the names and addresses of all stockholders and the number of shares of each class held by each stockholder. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. [As amended January 20, 1998.]

                     NON-DISCRIMINATION

     Section 8. The corporation shall not discriminate against any person on account of race, color, religion, sex, ancestry, national origin, age, physical or mental disability, sexual orientation or status as a Vietnam era or special disabled veteran. [As adopted December 15, 1986 and amended January 20, 1998.]





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                            ARTICLE IX

                            AMENDMENTS

     Section 1. The board of directors shall have the power, at any regular meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any bylaws of the corporation and to make new bylaws, except that the board of directors shall not alter or repeal any bylaws made by the stockholders subsequent to December 4, 1981.


     Section 2. The stockholders shall have the power, at any annual meeting or at any special meeting if notice thereof be included in the notice of such special meeting, to alter or repeal any bylaws of the corporation and to make new bylaws.

































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